UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) December 21, 2004



                         THE BEAR STEARNS COMPANIES INC.
              (Exact Name of Registrant as Specified in its Charter)




  DELAWARE                     File No. 1-8989                   13-3286161
  --------                     ---------------                   ----------
 (State or Other               (Commission File                  (IRS Employer
 Jurisdiction of                Number)                           Identification
 Incorporation)                                                   Number)


                383 Madison Avenue, New York, New York                   10179
                (Address of Principal Executive Offices)              (Zip Code)

         Registrant's telephone number, including area code:     (212)  272-2000
                                                                 ---------------

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On December 21, 2004, The Bear Stearns Companies Inc. (the "Registrant") issued a press release announcing financial results for its quarter and fiscal year ended November 30, 2004. A copy of the press release is filed as Exhibit 99 to this Form 8-K and by this reference incorporated herein and made a part hereof.

This information shall be considered "filed" for purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01.  Other Events.

The Board of Directors of the Registrant declared a regular quarterly cash dividend of 25 cents per share on the outstanding shares of common stock payable January 28, 2005 to stockholders of record on January 14, 2005. Also, the Board of Directors of the Registrant declared regular quarterly dividends on the outstanding shares of Preferred Stock, Series E, F & G all payable January 15, 2005 to stockholders of record on December 31, 2004. A copy of the press release is filed as Exhibit 99 to this Form 8-K and by this reference incorporated herein and made a part hereof.

This information shall be considered "filed" for purposes of the Securities Exchange Act of 1934, as amended.


Item 9.01.  Financial Statements and Exhibits


                        (c)   Exhibit:

                             (99) Press Release, dated December 21, 2004.

                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              THE BEAR STEARNS COMPANIES INC.

                                       By:     /s/ Jeffrey M. Farber
                                               ----------------------
                                                Jeffrey M. Farber
                                                Controller
                                               (Principal Accounting Officer)

Dated:      December 21, 2004

                         THE BEAR STEARNS COMPANIES INC.

                                    FORM 8-K

                                 CURRENT REPORT


                                  EXHIBIT INDEX


Exhibit No.                         Description

(99)                                Press Release, dated December 21, 2004

Contact: Elizabeth Ventura (212) 272-9251
         John Quinn        (212) 272-5934


              BEAR STEARNS REPORTS 2004 RESULTS - RECORD NET INCOME
                      AND EARNINGS FOR THIRD CONSECUTIVE YEAR

              FOURTH QUARTER RECORD EPS $2.61 -- FULL YEAR EPS $9.76

      Year-Over-Year Quarterly Net Revenues Up 19.4% With Net Income Up 22.3%
                   Global Clearing Services Revenues Rose by 15.6%
                        Driven by Increased Customer Balances
               Fixed Income Revenues Still Strong with 4.1% Improvement
                Investment Banking up 83.3% on M&A and Merchant Banking

NEW YORK, NY - December 21, 2004 - The Bear Stearns Companies Inc. (NYSE:BSC) today reported earnings per share (diluted) of $2.61 for the fourth quarter ended November 30, 2004, up 19.2% from $2.19 per share for the fourth quarter of 2003. Net income for the fourth quarter of 2004 was $352.6 million, up 22.3% from $288.3 million for the fourth quarter of 2003. Net revenues for the 2004 fourth quarter were $1.83 billion, up 19.4% from $1.53 billion for the 2003 fourth quarter. The annualized return on common stockholders' equity for the fourth quarter of 2004 was 19.5%.

For the full fiscal year ended November 30, 2004, earnings per share (diluted) were a record $9.76, up 14.6% from $8.52 for fiscal 2003. Net income for the full year 2004 was $1.34 billion, up 16.3% from the $1.16 billion earned in the twelve-month period ended November 30, 2003. Net revenues for fiscal year 2004 were $6.81 billion, an increase of 13.7% from $5.99 billion in the prior fiscal year. The after-tax return on common stockholders' equity was 19.1% for 2004.

"We are pleased to report our third consecutive year of record net income and earnings. This success is a product of our collective drive to serve our clients with excellence; our ability to anticipate and meet client needs; an ability to attract and retain top talent; and the depth and diversity built into the franchise", said James E. Cayne, chairman and chief executive officer of Bear Stearns. "Consistency of earnings, prudent risk management and diligent cost control have again provided part of a winning formula for our shareholders. As a firm, and within our businesses, we are well positioned for coming market trends and poised for future success."


A brief discussion of the firm's business segments follows:

CAPITAL MARKETS
Fourth Quarter
Capital Markets net revenues for the fourth quarter of 2004 were a record $1.43 billion, up 22.6% from $1.17 billion for the fourth quarter ended November 30, 2003.
o Institutional Equities net revenues were $295.3 million, up 10.9% from $266.3 million for the fourth quarter of 2003. Institutional Equities revenues increased on market-share gains in U.S. listed securities and greater risk arbitrage activity. In addition, the consolidation in the first quarter of 2004 of Bear Wagner Specialists, LLC, our majority owned NYSE specialist firm, resulted in net revenues increasing by approximately
   $40 million over the comparable 2003 period. Partially offsetting these increases were reduced convertible arbitrage and equity derivatives revenues reflecting lower market volatility levels.
o Fixed income net revenues were $675.2 million, up 4.1% from $648.9 million in the comparable prior year period. Mortgage revenues rose reflecting market share gains in the agency CMO sector and significantly increased origination volume of adjustable rate mortgages. Active customer order flow served to increase net revenues from secondary activities. In addition interest rate derivatives increased reflecting continued growth in market share and customer activity.
o Investment Banking net revenues were $458.7 million in the fourth quarter of 2004, up 83.3% from the $250.3 million in the comparable prior year period. Merchant Banking net revenues totaled $199.9 million in the 2004 fourth quarter including $160 million in realized and unrealized gains from merchant banking investments including the initial public offering of New York & Company (NYSE:NWY). The fourth quarter of 2003 included a $33.7 million realized gain from the sale of a merchant banking investment in Aeropostale, Inc. (NYSE:ARO). Excluding these gains on investments, Investment Banking net revenues increased 37.9% over the fourth quarter of 2003 due to significantly higher advisory, merger and acquisition and merchant banking net revenues.

Full Year
Net revenues in Capital Markets, which include Institutional Equities, Fixed Income and Investment Banking, were a record $5.35 billion for the fiscal year ended November 30, 2004, an increase of 11.1% over the record $4.82 billion revenue reported for fiscal 2003.
o Institutional Equities net revenues for fiscal year 2004 were up 16.2% to $1.08 billion from $932.6 million in fiscal 2003. Increased net revenues from domestic and international equity sales and trading, stronger risk arbitrage results and the consolidation of the specialist business offset difficult market conditions in the equity derivatives and convertible arbitrage areas.
o Fixed Income net revenues were $3.09 billion, up 5.8% from the $2.93 billion recorded in 2003. The Fixed Income Division reported record results for the fourth consecutive year, once again highlighting the strength and diversity of that franchise. Solid growth in the mortgage-backed securities, leveraged finance, foreign exchange and interest rate derivative areas drove increased revenues.
o Investment Banking also reported record net revenues of $1.18 billion for 2004, up 22.3% from $961.3 million in the prior fiscal year. The record net revenue performance was driven by higher advisory, merger and acquisition and merchant banking net revenues.

GLOBAL CLEARING SERVICES
Fourth Quarter
Fourth quarter 2004 Global Clearing Services net revenues were $254.4 million, up 15.6% from $220.0 million in the fourth quarter of 2003, reflecting increased net interest revenues. Net interest revenue increased due to higher margin debt and customer short balances and improved net interest margins. Average customer margin debt balances for the quarter ended November 30, 2004 were $52.0 billion, up from $42.2 billion in the prior year quarter. Customer short balances averaged $78.2 billion during the fourth quarter of 2004 up from $70.1 billion in prior year period.

Full Year
Net revenues in Global Clearing Services were $910.1 million, up 16.1% from $784.1 million in fiscal 2003. Net interest revenues increased due to higher levels of customer margin debt, free credit, stock borrow and customer short balances. Average customer margin debt balances for the year were $48.0 billion, versus $40.3 billion for the year ended November 30, 2003. Customer short balances averaged $76.3 billion during the 2004 year up from $64.3 billion in fiscal 2003.


WEALTH MANAGEMENT
Fourth Quarter
Net revenues in Wealth Management, which include Private Client Services and Asset Management, were $157.2 million for the quarter ended November 30, 2004, up 8.4% from $145.0 million in the fourth quarter of 2003.
o Private Client Service revenues were $109.6 million in the fourth quarter of 2004, an increase of 4.3% from $105.1 million in the 2003 quarter reflecting improved customer activity and increased revenues from fee based products.
o Asset Management net revenues grew 19.4% to $47.6 million for the fourth quarter of 2004 from $39.9 million in the prior year quarter due to increased management and performance fees resulting from the growth in assets under management.

Full Year
Wealth Management net revenues were $626.3 million for fiscal 2004, up 22.5% versus $511.3 million in fiscal 2003.
o Revenues from the Private Client Service area rose 16.5% to $441.2 million for the fiscal year from $378.8 million for fiscal 2003. The improvement reflects an increase in commissions and net interest, and the growing contribution from fee based assets.
o The Asset Management business reported record net revenues of $185.1 million for the full fiscal year 2004 up 39.7% from $132.5 million in the prior year due to the growth in assets under management, higher management and performance fees and a one time gain on the sale of mutual fund assets to The Dreyfus Corporation of approximately $21.5 million.
o Assets under management rose to $34.9 billion as of November 30, 2004 from $27.1 billion as of November 30, 2003. The significant increase in assets under management is due in part to the acquisition in the fourth quarter of 2004 of the fixed income assets of TimesSquare Capital Management, Inc.


EXPENSES
Fourth Quarter
o Compensation as a percentage of net revenues was 43.8% in the fourth quarter of 2004 compared with 48.9% for the quarter ended November 30, 2003.
o  Non-compensation expenses were $491.2 million for the quarter ended
   November 30, 2004, up 42.1% from $345.6 million in the 2003 quarter. The increase in non-compensation expenses is due to the impact of the consolidation of Bear Wagner, higher professional fees and litigation-related costs. Non-compensation expenses as a percentage of net revenues increased to 26.9% for the 2004 fourth quarter from 22.6% for the fourth quarter of 2003. Professional fees increased 66.6% to $65.4 million from $39.2 million due to an increase in employment agency fees, consulting fees and professional legal fees. Other expenses were $207.7 million for the fourth quarter, an increase of 88.9% from $109.9 million in the same 2003 quarter, due primarily to an increase in the company's litigation reserves.
o As previously disclosed, The Bear Stearns Companies Inc. and/or its subsidiaries have received requests for information and subpoenas from a number of regulatory and law enforcement agencies in connection with mutual fund trading investigations. During the 2004 fourth quarter, the company increased its litigation reserves to reflect management's current assessment of the appropriate reserve level for previously disclosed matters, including the investigations into mutual fund trading. It is possible that the ultimate outcome of these matters may differ from the company's current assessment. The company and its subsidiaries are continuing to cooperate with all regulatory and law enforcement agencies in connection with these matters.

Full Year
o For the twelve-months ended November 30, 2004, compensation as a percentage of net revenues was 47.8% as compared with 48.1% for fiscal 2003.
o Non-compensation expenses for the fiscal year 2004 were $1.54 billion, 14.6% higher than the $1.34 billion reported in 2003. Non-compensation expense as a percentage of net revenues for fiscal 2004 increased to 22.6% from 22.4% in fiscal 2003. Non-compensation expenses increased due to the impact of the consolidation of Bear Wagner, higher professional fees and increased legal and litigation related costs.

As of November 30, 2004, total capital, including stockholders' equity and long-term borrowings, was $46.1 billion. Book value as of November 30, 2004 was $59.13 per share, based on 144.5 million shares outstanding. The company repurchased approximately 9.2 million shares of its common stock during fiscal 2004 pursuant to its share repurchase plan.

Quarterly Common Stock Cash Dividend Declared
The Board of Directors of The Bear Stearns Companies Inc. declared a regular quarterly cash dividend of 25 cents per share on the outstanding shares of common stock payable January 28, 2005 to stockholders of record on January 14, 2005.

Quarterly Preferred Cash Dividends Declared
The Board of Directors of The Bear Stearns Companies Inc. declared the following regular quarterly dividends: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E (which is equivalent to 76.875 cents per related depositary share); (ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F (which is equivalent to 71.50 cents per related depositary share); and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G (which is equivalent to 68.625 cents per related depositary share); all payable January 15, 2005 to stockholders of record on December 31, 2004.

         Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm. With approximately $46.1 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance, mergers and acquisitions, institutional equities and fixed income sales and trading, securities research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. Headquartered in New York City, the company has approximately 11,000 employees worldwide. For additional information about Bear Stearns, please visit the firm's website at http://www.bearstearns.com.

                                      ***
                            Financial Tables Attached

Certain statements contained in this discussion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Management" in the company's 2003 Annual Report to Stockholders and similar sections in the company's quarterly reports on Form 10-Q which have been filed with the Securities and Exchange Commission.

A conference call to discuss the company's results will be held on Tuesday, December 21 2004, at 10:00 a.m., E.S.T. The call will be open to the public. Those wishing to listen to the conference call should dial 1-800-813-BEAR (or 1-212-931-9782 for international callers) at least 15 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our website at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our website or by dialing 1-877-297-4505 (or 1-973-935-8901 for international callers) at approximately 1:00 p.m. E.S.T. The pass code for the replay is 1114943. The replay will be available until midnight on Friday, January 7, 2005. If you have any questions on how to obtain access to the conference call, please contact Joanne Jarema at 1-212-272-4417 or via email at jjarema@bear.com.